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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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       DTE ENERGY COMPANY                            DTE ENERGY TRUST I
    (Exact Name of Registrant                    (Exact Name of Registrant
  as Specified in Its Charter)                      as Specified in its
            MICHIGAN                               Certificate of Trust)
   (State of Incorporation or                             DELAWARE
          Organization)                           (State of Incorporation
           38-3217752                                 or Organization)
        (I.R.S. Employer                                 38-6795576
       Identification No.)                            (I.R.S. Employer
                                                    Identification No.)

2000 2nd Avenue
Detroit, Michigan                                        48226-1279
(Address of Principal Executive Offices of               (Zip Code)
Each Registrant)


If this form relates to the                 If this form relates to the
registration of a class of                  registration of a class of
securities pursuant to Section 12(b)        securities pursuant to Section 12(g)
of the Exchange Act and is effective        of the Exchange Act and is effective
pursuant to General Instruction A.(c),      pursuant to General Instruction
please check the following                  A.(d), please check the following
box. /X/                                    box.  / /

Securities Act registration statement file numbers to which this form relates:
333-74338 and 333-74338-02

Securities to be registered pursuant to Section 12(b) of the Act:


Title of Each Class                                      Name of Each Exchange on Which
to be so Registered                                      Each Class is to be Registered
-------------------                                      ------------------------------
Trust Preferred Securities                               New York Stock Exchange, Inc.
(and the Guarantee with respect thereto)

Securities to be registered pursuant to Section 12(g) of the Act:


                                      None
                           --------------------------
                                (Title of class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED.

         The classes of securities registered hereby consist of (i) the Trust Preferred Securities (the "Trust Preferred Securities") representing preferred undivided beneficial interests in the assets of DTE Energy Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust") and
(ii) the Trust Preferred Securities Guarantee with respect thereto (the "Guarantee") by DTE Energy Company (the "Company").

         For a description of the Trust Preferred Securities and the Guarantee, reference is made to the information set forth under the headings: (a) "Description of Trust Preferred Securities" and "Description of Trust Preferred Securities Guarantees" in the prospectus relating to the Trust Preferred Securities and the Guarantee contained in the Registration Statement on Form S-3 (Registration Nos. 333-74338 and 333-74338-02) filed with the Securities and Exchange Commission (the "Commission") on November 30, 2001, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement being hereinafter referred to as the "Registration Statement"), and (b) "Description of the trust preferred securities" and "Description of the guarantee" in the prospectus supplement which will be filed pursuant to Rule 424(b) of the Act. The above mentioned descriptions contained in the Registration Statement, the prospectus and the prospectus supplement are incorporated herein by reference. Definitive copies of the prospectus supplement describing the Trust Preferred Securities and the Guarantee will be filed pursuant to Rule 424(b) under the Act with the Commission and shall be incorporated by reference herein.

ITEM 2.           EXHIBITS.

2.1               Registration Statement (see Item 1 above).

2.2 Certificate of Trust of the Trust (incorporated by reference to Exhibit 4.9 to the Registration Statement).

2.3 Trust Agreement of the Trust (incorporated by reference to Exhibit 4.11 to the Registration Statement).

2.4 Form of Amended and Restated Trust Agreement of the Trust to be used in connection with the issuance of the Trust Preferred Securities.

2.5 Form of Trust Preferred Securities Guarantee Agreement, including the form of Guarantee.

2.6 Amended and Restated Indenture between the Company and The Bank of New York, as trustee (the "Trustee") (incorporated by reference to Exhibit 4.1 to the Company's registration statement on Form S-3 (File No. 333-58834).

2.7 Form of Subordinated Supplemental Indenture between the Company and the Trustee.

2.8 Form of Trust Preferred Security (included in Exhibit 2.4 above).


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

Dated:  January 14, 2002

                                     DTE ENERGY TRUST I

                                     By:  DTE Energy Company,
                                          as Sponsor


                                     By:  /s/ N. A. Khouri
                                          ----------------------------
                                          Name:   N.A. Khouri
                                          Title:  Vice President and Treasurer

                                     DTE ENERGY COMPANY


                                     By:  /s/ N.A. Khouri
                                          ----------------------------
                                          Name:   N.A. Khouri
                                          Title:  Vice President and Treasurer


                                       3

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EXHIBIT NO.       EXHIBITS.

2.4 Form of Amended and Restated Trust Agreement of the Trust to be used in connection with the issuance of the Trust Preferred Securities.

2.5 Form of Trust Preferred Securities Guarantee Agreement, including the form of Guarantee.

2.7 Form of Subordinated Supplemental Indenture between the Company and the Trustee.